Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2023 Incentive Compensation Plan of W&T Offshore, Inc. of our report dated March 6, 2024, with respect to the consolidated financial statements of W&T Offshore, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Houston, Texas

June 8, 2026